Exhibit 10.1

FACILITY REDUCTION NOTICE

September 26, 2024

Commonwealth Bank of Australia

599 Lexington Avenue, 30th Floor

New York, NY 10022

Attention:	Robert Cammilleri
Telephone:	(212) 731-9590
Email:	Robert.Cammilleri@cba.com.au

RE:

That certain Revolving Credit Agreement, dated as of November 5, 2021, by and among T SERIES MIDDLE MARKET LOAN FUND LLC, a Delaware limited liability company, as a borrower, the other borrowers from time to time party thereto, COMMONWEALTH BANK OF AUSTRALIA, as the Administrative Agent, the Lead Arranger, the Letter of Credit Issuer and a Lender, and the other Lenders from time to time party thereto (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:

This facility reduction notice (this “Reduction Notice”) is executed and delivered by the Borrower to the Administrative Agent pursuant to Section 3.6 of the Credit Agreement.

The Borrowers hereby give irrevocable written notice of a permanent decrease in the Maximum Commitment in the amount of $100,000,000 for an aggregate Maximum Commitment in the amount of $75,000,000, such Facility decrease to be effective on October 1, 2024.

[Remainder of Page Intentionally Left Blank;

Signature Page(s) Follow]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Reduction Notice as of the date first written above.

BORROWER:

T SERIES MIDDLE MARKET LOAN FUND LLC, a Delaware limited liability company,

By:	/s/ David Pessah
Name: David Pessah
Title: Chief Financial Officer